Independent Auditor's Consent





The Board of Directors and Stockholders
Audiovox Corporation:



We consent to incorporation by reference in the registration statements (No. 33-18119 and 33-65580) on Form S-8 and (No. 333- 00811) on Form S-3 of Audiovox
Corporation and subsidiaries of our report dated January 23, 1997, except for Paragraph 7 of Note 8 which is as of March 6, 1998, relating to the consolidated balance sheets of Audiovox Corporation and subsidiaries as of November 30, 1996 and 1995, and the related consolidated statements of income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended November 30, 1996, and all related schedules, which report appears in the November 30, 1996 annual report on Form 10-K of Audiovox Corporation and subsidiaries.


Our report refers to changes in the methods of accounting for certain investments in equity securities and income taxes.





                                             s/KPMG PEAT MARWICK LLP
                                             KPMG PEAT MARWICK LLP




Jericho, New York
March 10, 1998

                                                    Exhibit 23